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                                                                      Ex. 10.23

                             SEVERANCE PAYMENT AGREEMENT


     This Severance Payment Agreement (this "Agreement") is entered into as of September 15, 1998, between Foundation Health Systems, Inc., a Delaware corporation (the "Company"), on the one hand, and J. Robert Bruce ("Employee"), on the other hand.

     WHEREAS, the Company currently employs Employee as its President and Chief Operating Officer FHS Central Division; and

     WHEREAS, the Company and the Employee desire to enter into this Agreement to provide for the continued employment of the Employee by the Company upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Company and Employee hereto agree as follows:

     1. TERM OF AGREEMENT. The term of this Agreement (the "Covered Period") shall commence on the date hereof (the "Effective Date") and continue throughout Employee's term of employment with the Company. Any payments to be made pursuant to Section 3 hereof shall only be made if Employee is terminated by the Company without Cause or terminated by Employee with Good Reason as provided in said Section 3.

     2. DUTIES OF EMPLOYEE. Employee shall serve as President and Chief Operating Officer FHS Central Division. During the term of employment, except as otherwise provided herein, Employee shall devote his/her entire business time, attention and effort to the business of the Company and shall use his/her reasonable best efforts to promote the interests of the Company.

     3.  TERMINATION OF EMPLOYMENT.

          3.1 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate Employee's employment without Cause (as defined below) at any time.
In the event that the Company does so terminate Employee's employment without Cause at any time within two (2) years after a Change of Control (as defined below) of the Company Employee shall nevertheless be entitled, as a severance allowance, to (i) continuation of all medical, health, disability, life and accident insurance maintained for Employee's benefit immediately prior to the date of Employee's termination (collectively, "Benefits") for a period of three
(3) years from the date of termination and (ii) a lump sum cash payment equal to three (3) times the base salary ("Base Salary") of the Employee in effect immediately prior to the date of Employee's termination. In the event that the Company does so terminate Employee's employment without Cause at any time that is not within two (2) years after a Change of Control of the Company, Employee shall nevertheless be entitled, as a severance allowance, to (i) continuation of all Benefits for a period of one (1) year from the date of termination and (ii) a lump sum cash payment equal to one (1) times the Base Salary of the Employee in effect immediately prior to the date of Employee's termination.

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          3.2  TERMINATION BY THE COMPANY FOR CAUSE.  The Company may terminate
Employee's employment for Cause at any time without notice. In the event of such termination, Employee shall not be eligible to receive any payments set forth in this Section 3. For purposes of this Agreement, Cause shall include, without limitation, (a) an act of dishonesty causing harm to the Company, (b) the knowing disclosure of confidential information relating to the Company's business, (c) habitual drunkenness or narcotic drug addiction, (d) conviction of a felony or a misdemeanor involving moral turpitude, (e) willful refusal to perform or gross neglect of the duties assigned to Employee, (f) the willful breach of any law that, directly or indirectly, affects the Company, (g) a material breach by the Employee following a Change of Control of those duties and responsibilities of the Employee that do not differ in any material respect from the duties and responsibilities of the Employee during the 90-day period immediately prior to such Change of Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Employee's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice form the Company specifying such breach, or (h) breach of the provisions of Section 9 of this Agreement.

          3.3 VOLUNTARY TERMINATION BY EMPLOYEE WITHOUT GOOD REASON. Notwithstanding anything to the contrary in this Agreement, whether express or implied, Employee may at any time terminate his/her employment for any reason by giving the Company fourteen (14) days prior written notice of the effective date of termination. In the event that Employee's employment with the Company is voluntarily terminated by Employee without Good Reason (as defined below), Employee shall not be eligible to receive any payments set forth in this
Section 3.

          3.4 VOLUNTARY TERMINATION BY EMPLOYEE WITH GOOD REASON. Notwithstanding the preceding Section 3.3, in the event that Employee's employment with the Company is voluntarily terminated by Employee with Good Reason within two (2) years after a Change of Control of the Company, Employee shall nevertheless be entitled, as a severance allowance, to (i) continuation of his/her Benefits for a period of three (3) years from the date of termination and (ii) a lump sum cash payment equal to three (3) times Base Salary of the Employee in effect immediately prior to the date of Employee's termination; provided that, in the event the Company requests, in writing, prior to such voluntary termination that Employee continue in the employ of the Company for a period of time up to 90 days following such Change of Control, then Employee shall forfeit such severance allowance if he/she voluntarily leaves the employ of the Company prior to the expiration of such period of time. For purposes of this Agreement, Good Reason shall mean any of the following which occurs subsequent to the Effective Date:

          (i) a demotion or a substantial reduction in the scope of Employee's position, duties, responsibilities or status with the Company or any new parent company of the Company, or any removal of Employee from or any failure to reelect Employee to any of the positions (or functional equivalent of such positions) referred to in the introductory

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     paragraphs hereof, except in connection with the termination of his/her employment for Disability (as defined below), normal retirement or Cause or by Employee voluntarily other than for Good Reason;

          (ii) a reduction by the Company in Employee's Base Salary or a material reduction in the benefits or perquisites available to Employee as in effect immediately prior to any such reduction;

          (iii)  a relocation of Employee to a work location more than fifty
     (50) miles from Employee's work location immediately prior to such proposed relocation; provided that such proposed relocation results in a materially greater commute for Employee based on Employee's residence immediately prior to such relocation; or

          (iv) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 12.5 of this Agreement.

For purposes of this Agreement, Change of Control shall mean any of the following which occurs subsequent to the Effective Date:

          (a) Any person (as such term is defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any of its subsidiaries) is or becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange
     Act) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company which ordinarily (and apart from rights accruing under special circumstances) have the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities) (the "Securities");

          (b) As a result of a tender offer, merger, sale of assets or other major transaction, the persons who are directors of the Company immediately prior to such transaction cease to constitute a majority of the Board of Directors of the Company (or any successor corporations) immediately after such transaction;

          (c) The Company is merged or consolidated with any other person, firm, corporation or other entity and, as a result, the shareholders of the Company, as determined immediately before such transaction, own less than eighty percent (80%) of the outstanding Securities of the surviving or resulting entity immediately after such transaction;

          (d) A tender offer or exchange offer is made and consummated for the ownership of twenty percent (20%) or more of the outstanding Securities of the Company;
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          (e)  The Company transfers substantially all its assets to another person, firm, corporation or other entity that is not a wholly-owned subsidiary of the Company; or

          (f) The Company enters into a management agreement with another person, firm, corporation or other entity that is not a wholly-owned subsidiary of the Company and such management agreement extends hiring and firing authority over Employee to an individual or organization other than the Company.

     4. PAYMENTS UPON TERMINATION OF EMPLOYMENT. In the event that the Employee's employment is terminated for any reason, then the Company shall pay to the Employee (or his/her beneficiaries or estate) in addition to any payments that may be due under Section 3 above or Section 5 below, within 30 days following the date of termination, a cash amount equal to the sum of the Employee's annual Base Salary from the Company through the date of termination, any compensation previously deferred by the Employee (together with any interest and earnings thereon), any vacation pay accrued prior to the termination date, any reimbursable expenses incurred by the Employee prior to the termination date and any other compensatory plan, arrangement or program payment to which Employee may be entitled, in each case to the extent not theretofore paid.

     5. TERMINATION OF EMPLOYEE DUE TO DEATH OR DISABILITY. In the event that Employee's employment is terminated at any time during the Covered Period due to death or Disability, Employee (or his beneficiaries or estate) shall nevertheless be entitled, as a severance allowance, to (i) continuation of all Benefits for a period of one (1) year from the date of termination and (ii) a lump sum cash payment equal to one (1) times the Base Salary of the Employee in effect immediately prior to the date of Employee's termination. For purposes of this Agreement, a termination for "Disability" shall mean a termination of Employee's employment due to the Employee's absence from his duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Employee's incapacity due to physical or mental illness.

     6. WITHHOLDING TAXES. The Company shall withhold from all payments due to the Employee (or his/her beneficiaries or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company may reasonably determine should be withheld therefrom.

     7. TAX CONSEQUENCES. The Company shall have no obligation to any person entitled to the benefits of this Agreement with respect to any tax obligation any such person may incur as a result of or attributed to this Agreement or arising from any payments made or to be made hereunder. Nothing contained herein shall be construed as a warranty or representation of any kind by the Company to Employee with respect to the tax consequences of him or her with respect to this Agreement.

     8. LIMITATION ON PAYMENTS BY THE COMPANY. Solely for the purposes of the computation of payments to be made pursuant to this Agreement and notwithstanding any other provisions hereof, payments to the Employee under this Agreement (other than the payments required to be made pursuant to Section 4 hereof) shall be reduced (but not below zero) so that the present value, as determined in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), of such payments plus any other payments that must be taken
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into account for purposes of any computation relating to the Employee under
Section 280G(b)(2)(a)(ii) of the Code, shall not, in the aggregate, exceed 2.99 times the Employee's "base amount," as such term is defined in Section 280G(b)(3) of the Code. Notwithstanding any other provision hereof, no reduction in payments under the limitation contained in the immediately preceding sentence shall be applied to payments hereunder which do not constitute "excess parachute payments" within the meaning of the Code. Any payments in excess of the limitation of this Section 8 or otherwise determined to be "excess parachute payments" made to the Employee hereunder shall be deemed to be overpayments which shall constitute an amount owing from the Employee to the Company with interest from the date of receipt by the Employee to the date of repayment (or offset) at the applicable federal rate under Section 1274(d) of the Code, compounded semi-annually, which shall be payable to the Company upon demand; PROVIDED, HOWEVER, that no repayment shall be required under this sentence if in the written opinion of tax counsel satisfactory to the Employee and delivered to the Employee and the Company such repayment does not allow such overpayment to be excluded for federal income and excise tax purposes from the Employee's income for the year of receipt or afford the Employee a compensating federal income tax deduction for the year of repayment.

     9. CONFIDENTIALITY. Employee acknowledges and agrees that, during the period of his/her employment by the Company, he/she has and will continue to have access to and become acquainted with various trade secrets, including, but not limited to, various procedures, practices, information regarding the organization and operation of the Company, confidential customer information, marketing methods, compilations of information and records that are owned by the Company and that are regularly used in the operation of its business. The parties stipulate that such items of information are important, material and confidential trade secrets and affect the successful conduct of the Company's business and its goodwill, and that any breach of this Section 9 shall be a material breach of this Agreement. All documents, memoranda, reports, files, correspondence, lists and other written and graphic records affecting or relating to the Company's business that Employee may prepare, use, observe, possess or control shall be and remain the Company's sole property. Employee shall not disclose any of these trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by the Company or as otherwise authorized in writing by the Company. In the event of the termination of Employee's employment with the Company, Employee shall deliver promptly to the Company all written or graphic records containing such trade secrets or confidential information of the Company.

     10. ENFORCEMENT. The parties hereto agree that the Company would be damaged irreparably in the event any provision of Section 9 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be inadequate remedy for any such nonperformance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).

     11. SURVIVAL. Sections 9 and 10 of this Agreement and any rights and remedies arising out of this Agreement shall survive and continue in full force and effect in accordance with the
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respective terms thereof, notwithstanding any termination of this Agreement or the Employee's employment.

     12.  MISCELLANEOUS.

          12.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any and all other agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof except that existing written severance arrangements or policies applicable to Employee shall continue in full force and effect for the term thereof to the extent, but only to the extent, such written arrangements or policies afford Employee a greater severance payment benefit than that provided for herein. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by any party or anyone acting on behalf of any party that are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

          12.2 RIGHT TO TERMINATE EMPLOYMENT. It is hereby agreed that the relationship between the Company and Employee is merely an "at-will" employment relationship and that nothing in this Agreement shall confer upon Employee the right to continue in the employment of the Company or affect any right which the Company has to terminate the employment of Employee.

          12.3 AMENDMENTS. This Agreement may not be amended or terminated other than by a written instrument signed by the party against whom enforcement of such amendment or termination is sought. No amendments to this Agreement or interpretations hereof or any waivers or modifications of any of the provisions hereof may be made on behalf of the Company without the approval of the Board of Directors or the Compensation and Stock Option Committee of the Company.

          12.4 WAIVER. No waiver of any default under this Agreement shall constitute or operate as waiver of any subsequent default, and no delay, failure or omission in exercising or enforcing any right, privilege or option hereunder shall constitute a waiver, abandonment or relinquishment thereof. No waiver of any provision hereof by either party hereto shall be deemed to have been made unless or until such waiver shall have been reduced to writing and signed by the party making such waiver. Failure by either party to enforce any of the terms, covenants or conditions of this Agreement for any length of time or from time to time shall not be deemed to waive or decrease the rights of such party to insist thereafter upon strict performance by the other party.

          12.5  SUCCESSORS; BINDING AGREEMENT.

          (a) This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are
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transferred.

          (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in paragraph (a) of this Section 12.5, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Employee (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Employee to compensation and other benefits from the Company in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee's employment were terminated following a Change of Control other than by the Company for Cause. For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the date of termination.

          (c) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee shall die while any amounts would be payable to the Employee hereunder had the Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Employee to receive such amounts or, if no person is so appointed, to the Employee's estate.

          12.6  NOTICES.

          (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (i) if to the Employee, to the most recent address set forth in the Company's personnel files of the Employee, and if to the Company, to Foundation Health Systems, Inc., 21600 Oxnard Street, Woodland Hills, CA 91367, attention:
General Counsel, or (ii) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (b) A written notice of the Employee's date of termination by the Company or the Employee, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than 15 days after the giving of such notice). The failure by the Employee or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.
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          12.7  FULL SETTLEMENT.

          (a) The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Employee obtains other employment.

          (b) The Company's obligation to make any payment provided for in this Agreement shall be expressly subject to Employee entering into a full release of all claims against the Company substantially in the form of the Waiver and Release of Claims attached as EXHIBIT A hereto. Employee hereby expressly agrees to execute such a Waiver and Release of Claims upon his or her termination of employment.

          12.8 EMPLOYMENT WITH SUBSIDIARIES. Employment with the Company for purposes of this Agreement shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

          12.9 GOVERNING LAW; VALIDITY. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

          12.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         FOUNDATION HEALTH SYSTEMS, INC.


                         By:            Jay M. Gellert
                            ----------------------------------------------
                         Name:     Jay M. Gellert
                         Title:    President and Chief Executive Officer


                                          J. Robert Bruce
                         -------------------------------------------------
                         Employee: J. Robert Bruce


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